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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 7, 2008 relating to the financial statements of Rio Tinto Energy America Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, CO
October 1, 2008

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Consent of Independent Registered Public Accounting Firm